Exhibit 99.2

Speaker:	Welcome to Bank of America’s fall conference. As you’re aware, we’re probably going to make a number of conflict of interest and related disclosures in connection with our participation in this conference and companies that we may discuss. If you would like to review these important disclosures, please pick up the packets containing the public appearance disclosures at the back of the room and at each of the breakout sessions. PDF copies are available for those viewing this via webcast.

Today I’m happy to announce that we have Keith Lousteau from Tidewater. Keith was able to somehow make it out of Houston after the hurricane damage, so without further ado, I’ll give it up to Keith.

Keith:	I guess never was it more appropriate than to say look what the storm blew in. Welcome from hurricane alley. First of all, I’d like to thank everybody for inviting Tidewater here. It’s a little unusual to have an oil service company at this conference. And we certainly look forward to telling the Tidewater story. We think in today’s unsettled investment world that you people are akin to work in, that we’ve got an exceptionally positive story and we certainly would like to get it out to everybody. I bring apologies to you from Dean Taylor, our Chairman and CEO, but he just could not get away. You can imagine having two major hurricanes where one of our major operations was for the last two weeks. I think he’s just pooped. We’ve got a number of executives in Houston today who suffered no individual damages to their homes, but they’re all out of electricity and our Houston office is closed for some period of time. So we’re back on scrambling a little bit to move some people from Houston to New Orleans.

I’m Keith Lousteau, I’m the Chief Financial Officer for Tidewater. I’ve been with Tidewater a little over 31 years, and I have two weeks left. So I have no reason not to tell you the absolute truth as I see it. I’d be happy to answer any questions as we get into the situation.

I’ve been the CFO for eight years, and in making presentations I’ve always started off by telling people I’m not here to attempt to influence anyone to like Tidewater. You’re investment specialists, you’re investment advisors, you have to determine where you want to put money under your discretionary control. The best I can do is explain to you what Tidewater is, explain to you why I think we are a good investment opportunity, and then hopefully once you hear the Tidewater story you will reach that decision that it’s a pretty good place to put some money for the long run.

Sorry about that, we do live in a low tech business, by the way, at Tidewater. Its computers technology is obviously not one of our strong suits. Our attorneys, as usual, send their welcome this morning and their normal disclaimers.

First in your education of what Tidewater is, this is what we do. This is our workplace. This is not a vessel working in the Gulf of Mexico during the hurricane, this is an anchor handling towing supply vessel working off the coast of Australia and one of the I guess the more unsettled workplaces that we work in around the world, but certainly not the only one, so you can see the type work that we do. We own vessels that work in the offshore oil patch, we haul men and supplies offshore, we move rigs from place to place, we work in construction, we work in maintenance activities. I think during the course of the last year we probably worked in about 62 or 63 different foreign countries. But we always start with the picture of what our workplace looks like because at Tidewater we are dedicated to providing our employees and our customers with as safe a working environment as possible. You see the difficulty that we must encounter on a day to day basis working off of such a platform, but yet our safety programs that we have put in place have been quite successful. We think our safety record challenges those of what’s thought to be the industry leaders in the United States.

Talk about Tidewater, Tidewater today and our big strong suits are our leading safety record. We are known for our safety record around the world, and it does make a difference. When you’re in the offices of Exxon or Shell or BP or Chevron, they live and die by safety statistics. They count their subcontractors in on their own statistics so having a first-class safety record is a major plus for us, both economically and socially. Our entire fleet around the world, Tidewater is known today as a company of two very distinct fleets. I mean we were the first company in this industry, we started it, we were the first company to go international, and by the year 2000 in the United States we were at that time the combination of what had been the eight largest boat companies in the business, and we had an extremely large fleet of older vessels. We had nothing very new in the pipeline at that point in time. In the year 2000, we began a whole new construction program that to date we have spent now about $3 billion, so Tidewater today is a company that has the largest new fleet in the world, and at the same time a very financially productive older fleet adding its share of financial returns to us on a quarterly basis. All vessels everywhere in the world are earning great returns at the moment. We have been very aggressive the last number of years in investing in new vessels. As I said, we have spent about $3 billion. We have 58 vessels in the pipeline today being built all the way from China back into the United States. No one in our business has our global footprint. We really do have a franchise. You read about Brazil being the current hot bed of activity. Last month we moved three vessels from the Gulf of Mexico to Brazil for better long term contracts, be it activity in West Africa, be it activity in Australia. As we saw, our assets are mobile, we have very little ground attached assets anywhere in the world. We have the biggest footprint, we’ve got the biggest fleet, we’re ready to go where the next onset of offshore oil and gas development occurs. We’ve got an extremely strong balance sheet. In fact the last few years most of the criticism of the management group at Tidewater is that we’ve been too under leveraged, probably a topic that today we were smiling a little bit about with what’s going on in the credit markets so to speak. We have been very disciplined in investing our capital and our stockholder’s money. We adopted EVA at Tidewater two to three years ago. We accept the fact that we have a cost of capital at Tidewater the last few years that has been somewhere between 9.5 and 10%, and even though we’ve invested $3 billion, we haven’t done it blindly. Each one of those dollars was invested under an EVA analysis that indicated the returns were expected to far exceed the cost of capital, the capital that had been turned over to us by our stockholders.

What about Tidewater tomorrow, where we’re going. We’re going to continue to expand our fleet. Our fleet has expanded capabilities. Believe it our not we’re still increasing our international presence. We’re going where the activity is, which we’re going to continue to generate the solid returns that we have been generating. In fact I think if you go to your first call reports for the December and March quarter, you will see substantial earnings growth being predicted for Tidewater by the analysts who follow us. We’re still talking 20% growth on a quarterly basis. This is not compounded annual, but 20% absolute growth from quarter to quarter. We continue to stay financially strong even though we’ve got about a billion two of new construction in the pipeline now, that’s commitments, we’re funding it with ongoing cash flows and very, very low debt.

What kind of strategy are we going to deploy into the future? We’re going to do the same thing we’ve been doing. It’s been quite successful. We’re going to deploy our cash under the best economic circumstances possible to continue to expand our new fleet. Over the last few years we’ve done two things, we’ve had a very strong stock buy back program. You’ll see later in the presentation we pay the highest dividend of any company in OSX. As I said, we have contributed or sent back to our stockholders over $500 million of funds in the last two to three years that we didn’t feel that we had the investment opportunities to generate the type of returns when the cash was available to us. We’re always in the market to look for the right acquisition at the right price at the right time, perhaps that’s going to be speeded up a little bit now that borrowings and cash are a little bit harder to come by, the stronger players should be able to take their strong leveragable positions and go out and make some acquisitions in markets that heretofore other parties were not ready to come to the bargaining table. And no matter what happens, we’re going to continue, we’re going to focus on stockholder value. I mean stockholder value is not a word, it’s what we’re doing. Our cost of capital is going up like everybody else’s in the interest rate market that we’re in right now. But there are still plenty of good EVA positive opportunities for Tidewater in the world.

We’ve got a very good ongoing continuing positive outlook for our business. Although oil now is somewhat down under $100 per barrel, our talk with our customers around the world seems to center around $80 oil. We really think our fortunes as a company are probably best served with oil in the neighborhood of $80 a barrel. Most projects that the oil companies have on the drawing boards are totally feasible at that price. It seems that the worldwide demand for oil is not hurt at $80 per barrel somewhat as it was when we got up in the $150. So a strong commodity price, we have no concerns at all with oil having fallen all the way back to $100 per barrel. E&P spending has continued very strong this year. Lehman Brothers has always been a leader in putting out some industry surveys, what Jim Cramer will be doing and where he’ll be doing it from next year I guess is more of a question than will there be ongoing spending activities. We believe that even though one of the real knocks on our industry at the moment is a high level of new construction going on, there are almost 700 new vessels being built around the world, even though that comes across as a knock in some instances, I’ve got some numbers here that I’m going to throw at you that indicate we have, we don’t consider that to be a major concern at this point in time. We are, and as I said, I’ve been here for 31 years, this is the first time even in my career that I’ve seen a what I would call a cycle on a cycle. We’re obviously having a real good industry cycle, the oil service, oil exploration business is still in the upside of a cycle that began three to four years ago. But on the other hand, we’re on the finishing cycle of where our first set of equipment was built. This industry started in the late ‘70s and early ‘80s, and over 50% of the vessels that are still in the world market today, as we’ll see in some numbers here later on, are vessels that are greater than 20 years old, so what we’re doing is we’ve got an up cycle at a cycle where vessels are disappearing, they’re being attritioned from the fleet. When I first started we thought vessels were going to last 15 to 18 years, then we thought they might go to 20. Now with maintenance we’re stretching them to 25, and some vessels are actually living in the market up until 30 years, but obviously new vessels have got better technological capabilities, more capacity capabilities, so those old vessels are disappearing, but certainly not disappearing anywhere as near as fast as some people thought that they would. As I said, we continue to have the largest new fleet in the industry and getting larger every day. The traditional vessels are earning outstanding returns, you can imagine 25 and 30 year old vessels don’t have any capital charge left to them so cash margins go straight down to the bottom line. And once again, we are the company that has the best footprint that leveraged international markets, wherever it is, Tidewater has the capabilities of being one of the first ones there.

Just an indication for those of you who don’t follow the boat industry, an indication of how big Tidewater is in comparison to our nearest competitors. Some of the competitors in the United States without necessarily pointing them here though would be SEACOR, Gulfmark has recently made a major acquisition and entered the U.S. market at Hornbeck Marine. We’ve got a very large private competitor down in South Louisiana, the Schwess family would probably be the second largest boat company in the United States, but they are privately held.

Some basic facts, why we feel so good and so strong about our business. If you were to ask our chairman, Dean Taylor, today where do you think Tidewater stands in this kind of current cycle, this up cycle for the offshore oil industry, Tidewater and the oil industry? Dean would tell you he thinks we’re somewhere around the bottom of the third or fourth inning in an extra inning baseball game. So optimism is still quite strong at Tidewater. We think that this up cycle has got a lot of years left to run to it, and we don’t share the concern of the overbuild that many people of our industry do have. Today we think there are about 600 active rigs working in the world today. We think that there are about another 48 rigs that are being prepared to go to work, and there’s 187 vessels that are, 187 drilling rigs that are under construction. So you can see from a rig fleet today of around 600, we’re looking at a one-third increase over the next three years. We’re looking at something in excess of 200 rigs going to work. Not only do we service rigs, but FPSOs and floating production platforms are another major source of demand for our service for our vessels. In the world today we’ve got about 89 of those under construction. So you can see we’ve got about 300 incremental units that are going to need anchor handlers and supply vessels, tugboats, crew boats, utility boats over the next three years. Today the active market in the world today we think is about 2,000 vessels supply and towing supply vessels -- 2,038 active vessels we think out there today. Our statistics show that about 300 of those vessels are 30 years old. Once again, we didn’t think they’d be plying the world trade, but a large substantial portion of the vessels are of that age, you come forward, you move that up to vessels that are 25 years of age, you get up to 700 vessels. You get up to about 40% of the worldwide fleet being over 25 years of age, and if you were to just take it forward one more slide to where you were looking for vessels that were in excess of 20 years of age, you get almost 50% of the worldwide fleet as its working today.

So why do we feel positive? We’ve got a situation today where based on the number of rigs that are out there working today, those 601 rigs we talked about and 2,000 vessels, in the industry we’ve got about 3.4 of the bigger vessels working for active rig. Now that doesn’t mean that 3.4 vessels work with each rig. In fact you use somewhere two, maybe sometimes one depending on the location. But it’s an industry wide number that we think is important. We think what people miss when they analyze Tidewater is there’s a lot more than just active rigs going on out there. Remember, we talked about half of the world fleet being over 20 years old, and we talked about a 50% increment in rigs and FPSOs over the next three years. You put those two together and you get back to the point where we certainly think that we’re in the catbird seat, we’re in a real good supply and demand situation. Our idea is not that there are too many vessels being built in the world today.

Tidewater story is one, we’re a U.S. company, we were a U.S. company of total significance until three or four years ago. The United States activity died down and we started moving most of our equipment international and building international. Today Tidewater is certainly much more of an international company than a domestic company. Ninety percent of our revenues and our profits are coming from international operations. Financially it’s a good situation. We have some tax legislation that was passed in 2004 that put us on an equal footing with the rest of Corporate America. International earnings themselves are not taxed to us today in the United States until we bring money home. And the fact that we’re rebuilding our fleet internationally is not going to put us in a tax posture for a while. So at Tidewater the word today is international, international, international, although we do maintain I think it’s 15 to 18 U.S. flag vessels working international. Those vessels are available to come back and work in the United States coast wide trade at any time should we see the pick up in U.S. activity that we all kind of anticipate, particularly if we can get some more offshore areas opened up by Congress.

A little break down, you see where our boats are stationed. They’re all over the world. An idea of what our day rates have done over the last four to five years, you look at a 71% increase in day rates, kind of hard to not have a very positive story. We are a company where the word leverage is highly material, it’s material to the balance sheet and to the earnings. Our costs are pretty much fixed, although we’ve had a little run up in operating costs, but certainly the growth in day rates is the story at Tidewater.

We continue to grow our worldwide fleet. We’ve been aiming to commit about $500 million a year in new construction. In the last few months, we’ve started talking for the next few years of committing up to $1 billion a year of new construction. Once again, I’m getting a little bit behind on time, so we have committed about $3 billion to building the new fleet. At the moment we have 58 vessels under construction around the world, commitment of about $1.2 billion, of which about $400 million has already been funded. Operating cash flows have grown over the last few years to be somewhat in excess of $600 million now. And of major importance is those 58 vessels under construction, which will be delivered over the next 28, 30 months, they are going to add to our free cash flow at today’s market economics another $330 million or about a potential of another $4.75 of EPS to the earnings that we already have.

Strong balance sheet, no doubt lots of cash, a nice strong revolver led by Bank of America, by the way. Small amount of debt, private placement, none of it coming due for another three to four years. Earnings numbers getting stronger. The ‘07 comparison here had a large gain on sale of some tugs, so it wasn’t a fair comparison, but it was what we put. Last quarter we had earnings of $1.64, which had an extraordinarily large gain on sale of some vessels, we think more standardized would have been in the $1.52, $1.53 range, and for the current quarter, the quarter that ends in two weeks, First Call has got us pegged at $1.80 and then upward from there. You can see our earnings growth rate has continued. First Call has us, we’re a March 31st company, so be a little careful if you look up numbers on Tidewater. They’ll call that my ‘09 numbers, I call those my ‘08 numbers. We’re at the moment we’re predicted or projected at $7.28 for the fiscal ‘09 year by the First Call Consensus Group. We have been very active in buying back shares the last few years. We’ve had excess cash flow, we’ve bought back 10 million shares of stock. We sent a little over $500 million of cash to our stockholders. Our board of directors increased our dividend last quarter and we paid a dividend today, we went from 15 cents a quarter to 25 cents a quarter. We now pay the highest yielding dividend in the OSX.

Most important to me is this slide. I always use this one because I say at Tidewater there’s no sex in the story, there’s no sizzle in the story, it’s just plain basic economic industry economics. We strive to deliver results. We know our stockholders, constantly every quarter it’s show me the numbers. Our earnings numbers have been there. We’re trying, we’re striving to grow the fleet, we have rebuilt the fleet to where the fleet is now contributing about 60% of our earnings and the old boats are contributing 40. And when the boats under construction now, the 58 come in, we’ll probably be at 80 or 85% of our earnings will be from the new fleet. So we only have a couple of more years until we will have totally turned the company around. And we’ve done it all at the same time of maintaining financial strength. No leg on our triangle has been considered to be more important than the others. It’s been a slow, steady take 8%, 9%, 10% money reinvested at 15%. Pretty much the Tidewater story. We were in good markets, no financial strains. In fact we think today’s financial markets are going to play into our hands. Of the 700 boats or so that are under construction at the moment, we would guestimate that probably 250 or 300 are being built by players in the market who were betting on the sale of the vessels, they’re not operators. So as credit markets get tighter, their inability to perhaps finance those vessels as they come out of the ship yards certainly will play into our hands. Our phones and our emails are certainly open, we’re looking for every investment opportunity for new vessels that we can find.

Speaker:	I think Keith will be available for breakouts a little bit later. Thank you very much.

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